WATSON WYATT & COMPANY HOLDINGS

SUBSIDIARIES

01/29/2002
SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different)*

Watson Wyatt Argentina S.A.	Argentina
Watson Wyatt Australia Pty Ltd	Australia
Wycomp Pty Ltd	Australia
Watson Wyatt Superannuation Pty Ltd	Australia
Watson Wyatt S.A.	Belgium
Watson Wyatt Brasil Ltda.	Brazil
Watson Wyatt Company Limited	Canada
Watson Wyatt Consultancy (Shanghai) Ltd.	China
Watson Wyatt Colombia S.A.	Colombia
Watson Wyatt S.A.R.L.	France
Watson Wyatt GmbH	Germany
Wyatt Bode Grabner GmbH	Germany
Watson Wyatt International Pension Trustees Ltd.	Guernsey, Channel Islands
Watson Wyatt Hong Kong Limited	Hong Kong
Watson Wyatt Systems Ltd.	Hong Kong
Watson Wyatt India Private Limited	India
P.T. Watson Wyatt Purbajaga	Indonesia
Watson Wyatt ISSO s.r.l.	Italy
Watson Wyatt K.K.	Japan
Watson Wyatt (Malaysia) Sdn. Bhd.	Malaysia
Watson Wyatt Holdings (Mauritius) Limited	Mauritius
Wyatt Internacional, S.A. de C.V.	Mexico
Watson Wyatt Mexico, S.A. de C.V.	Mexico
Watson Wyatt B.V.	Netherlands
Watson Wyatt European Region B.V.	Netherlands
Watson Wyatt New Zealand Limited	New Zealand
Retirement Planning Seminars (NZ) Limited	New Zealand
Retirement Trustees NZ Limited	New Zealand
Watson Wyatt Philippines, Inc.	Philippines
Watson Wyatt Puerto Rico, Inc.	Puerto Rico
Watson Wyatt Singapore Pte. Ltd.	Singapore
Watson Wyatt de España, S.A.	Spain
Watson Wyatt A.B.	Sweden
Watson Wyatt AG	Switzerland
Watson Wyatt (Thailand) Ltd.	Thailand
Wyatt Trustee Limited	U.K.
PCL (1991) Limited	U.K.
PCL Limited	U.K.
The Wyatt Company (UK) Limited	U.K.
The Wyatt Company Holdings Limited	U.K.
Watson Wyatt Holdings (Europe) Limited	U.K.
Watson Wyatt Limited	U.K.
Wyatt Financial Services Limited	U.K.
Wyatt Pension Plan Trustee Limited	U.K.
Watson Wyatt & Company	U.S. Delaware
Watson Wyatt Insurance Consulting, Inc.	U.S. Delaware
Watson Wyatt Investment Consulting, Inc.	U.S. Delaware
Wyatt Data Services, Inc.	U.S. Delaware
Watson Wyatt Insurance Brokerage, Inc.	U.S. Massachusetts
Watson Wyatt International, Inc.	U.S. Nevada
Watson Wyatt & Company II	U.S. Nevada
WW Finance, Inc.	U.S. Delaware

*All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.